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Exhibit 10.14
Contract No: Original

High-Voltage Power Supply & Demand Contract

Printed in Electric Power Industry Ministry of P. R. China

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Power Supplier: Electric Industry Bureau of Luoshan County	Power User: Henan Jinding Chemical Industry Co., Ltd.

Legal Address: No 3 of Xinheng Rord	Legal Address: Liu Li Peng of West Town

Legal Representative: Cui Xinzhu	Legal Representative: Zhou Dianchang

Authorized Procurator: Hao Yaodong	Authorized Procurator: Li Donlai

Phone: 2131898	Phone: 2168158

Fax:	Fax:

Post Code:	Post Code:

Bank of Deposit:	Bank of Deposit:

Account No:	Account No:

Taxation No:	Taxation No:

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In order to clarify rights and obligation in power supply and use of both power supply enterprise (thereinafter called as the Supplier) and power using unit (thereinafter called as the User), and supply and use electric power safely, economically, reasonably and orderly, this contract is concluded by agreement of both the Supplier and the User, according to the regulations of Electric Power Law of the People Republic of China, Electric Power Supply & Use Regulations and Power Supply Business Rules, so as for both parties to keep faith and perform strictly.

Ⅰ. User address, electric consumption property and capacity

1.	User address: Liu Li Peng of West Town

2.	Electric consuming property

(1)	Industry classification: chemical industry

(2)	Power classification: large industry

(3)	Load property: important load (important load/common load)

(4)	Production shift: three shifts, weekly day off

3.	Electric consumption

According to the application of the User, the Supplier confirms there is one power receiving point with the User. Total capacity of power receiving equipment is 30950 KVA. Safety capacity           KVA, generating power capacity provided by the User KW. Where:

There are 9 receiving transformers in the power receiving point in Henan Jinding Chemical Industry Co., Ltd. total 30950 KVA, (for multiple transformers)running mode is in parallel.

         Receiving high voltage motors in the power receiving point,        sets, total        KW (regarding as KVA), running mode is

        Receiving transformers in the power receiving point,          sets, total KVA (for multiple transformers), running mode is

        Receiving high voltage motors in the power receiving point,        sets, total        KW (running mode is KVA), running mode is

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Ⅱ. Power supply mode

1.	The Supplier supplies the User with three-phase AC 50HZ power supply, adopting single (single/double/multiple)power source, with single (single/double/multiple)circuit supply to User.

2.	Main power supply

(1)
The Supplier supplies the power receiving point of Henan Jinding Chemical Industry Co. Ltd. with power of 35 KV voltage from Luoshan 110 thousand distributing substation, through special line of aerial cable (aerial cable /line cable) sent by the switch of Luohua 35. Power supply capacity is 30950 KVA (KW).

(2)	KV voltage, from line branch (public/common) through bar, is supplied to User power receiving point. Power supply capacity is KVA (KW).

(3)	The Supplier supplies KV voltage busbar from power plant, through the switch of outlet, to power receiving point with direct distribution. Power supply capacity is KVA(KW).

3. Standby electric power

(1) The Supplier supplies       KV voltage from       distributing substation, through special line of        (aerial cable /line cable) sent by the switch of outlet       to the power receiving point of       , as production standby power of the User. Power supply capacity is        KVA (KW).

(2) The Supplier supplies      KV voltage, from          line        branch (public/common) through      bar, to the User         power receiving point, as production standby power of the User. Power supply capacity is        KVA (KW).

4. Safety power supply

(1) The Supplier supplies      KV        (special / public/common)line as safety power supply of the User. Safety electric quantity is       KVA, minimum safety electric power is          KW.

(2) The User takes the following electricity or non-electricity measures to prevent accident power cut of power grid from influencing safety;

a.Generator provided by the User       KW, installed in       place, or adopting UPS VA, installed in the place of        .

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b. Non-electricity safety measures are            .

5. Without approval of the Supplier, the User must not transfer power supply to the third party. Entrusted by the Supplier, the User agrees that its           distributing substation (line) transfers power supply to the unit of       . Electric capacity transferred            KVA, electric power transferred          KW. For the matters concerning power supply transferred, an additional contract about power supply transfer shall be signed by the Supplier, the transferring party and the transferred party.

6. For specific power supply connection mode, see attached figure Schematic of Power Supply Connection & Property Right Division.

Ⅲ. Power supply quality

1.	In normal condition of power system, the Supplier supplies power to the User according to electric energy quality standard regulated in Power Supply Business Rules.

2.
Power factor and interference and influence produced by harmonic source load, impulse load, fluctuation load and dissymmetry load in using with the User shall comply with national codes. Otherwise, the Supplier shall not guarantee the regulated electric energy quality.

3.
In normal condition of power system, the Supplier shall supply power continuously. However, in order to make sure public safety of electric power system and maintain normal power supply order, the Supplier may cut power off according to law and prior notification, and the User shall cooperate.

Ⅳ. Power consuming measurement

1.
According to the national regulations, the Supplier installs power consuming measuring devices at all power receiving points of the User. The records of power measuring devices are the basis of electricity charge calculation for the User.

2.	Power consuming measurement is taken: with high voltage(measured at high voltage / measured at low voltage).

3.	Power consuming measuring devices are separately installed at:
a. the high-voltage house, Luoshan 110 thousand distributing substation
b.                                                                                                                          &am p;#1 60;
c.                                                                                                                          &am p;#1 60;
d.                                                                                                                          &am p;#1 60;
e.                                                                                                                          &am p;#1 60;

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4.	Main parameters of consumption measuring device are in following table:

Name of measuring device	Specification	Precision	Magnifying power

3-phase 3-line active electric energy meter	SD864 1.5(6)A 100V	1.0

Current transformer

Voltage transformer	35000/100

3-phase 3-line reactive electric energy meter	DX 864 1.5(6)A 100V	1.0
			1:210000

5. When the installing location of electricity-using gauging device doesn’t correspond to the place of equity demarcation, the owner of equity should be responsible for the losses of circuit and electric transformer. The circuit loss monthly (increase/decrease), the iron loss of electric transformer (increase/decrease), the copper loss of electric transformer (increase/decrease), the quality of loss electricity is apportioned into all types of qualities of electricity using, and then calculate the electric charge separately.

6. When the electricity user doesn’t use electricity by classification according to the electricity charge, the quantity of electricity              that the supplier couldn’t measured by installing the electric meter, make an appointment that calculate the electricity according to                kilowatt-hour monthly, or according to             percentage of the quantity monthly. With the changing of electricity using composing ratio and total amount, the electricity supplier should check and ratify it once yearly at least, and the user should accept.

V. Reactive compensation and power factor

1. The total capacity of reactive compensation device set by use is             kilovar, including: condenser              kilovar, compensator          kilovar.

2. The power factor of electricity user should achieve 0.95 in electricity using peak period.

3. The supplier installs the reverse wattles electric energy meter (or duplexing wattles meter) in                                  place of user. The user should install and switch reactive compensation device according to the reactive compensation’s balance principle in situ. The wattles amount that user sends to supplier is regarded as the wattles amount absorbing supplier, calculating the monthly average power factor.

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VI. Electricity price and clearing form of charge

(1). Valuating according basis and fashion

1) The supplier balances the electricity charge and relative fares with electricity amount from the user periodically according to the current electricity price that sanctified by price department in charge with management power, the record of electricity using gauging device and loss amount. In the effective period of contract, if the rate of electricity price and other charging items adjust, perform according to stipulation of price adjusting document.

2) The user’s electricity charge balance performs two-part price system and the method of power factor adjusting electricity price.

The basic electricity charge is calculated by transformer capacity(transformer capacity/maximum demand). The transformer capacity is 30950 kilovolt-ampere.

(2). Clearing form of electricity charge

1) The supplier should read meters according to standard date, collect electricity charge from user on schedule.

2) The user should pay off the total electricity charge within the time limit that the supplier defines. The paying manner is:

a. The user pays the electricity to the supplier directly, ***** times in a month, that is, *****.

b. The electricity supplier entrust the                                bank to                          (allocate/collect) electricity charge to the user,               times monthly (allocate/collect), that is            date, allocate              %;             date, allocate %; date, allocate %; date, allocate %; date, allocate %; and on             date settle all the electricity charge.

c. Transfer-cheque-settlement and acceptance bill settlement.

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(3) The electricity user shouldn’t refuse to pay for electricity charge by any manner and excuse. When the user has demurrals of electricity amount or charge, they should pay off the charge first of all, and then negotiate settlement. If negotiation fails, it could request the electricity administration department to conciliate, if conciliation also fails, both sides could choose apply for arbitrage or conduct prosecution.

(4) According to the demand, the electricity supplier and user could sign other electric charge settlement agreement.

VII. Dispatching and communication

(1) Both the electricity supplier and user should perform the relevant stipulations of “Administrative Rules of Power Network Dispatching”. Both the two sides appoint, the user’s electric equipments are dispatched by the supplier, and about the specific dispatching matters, the electricity supplier and user will sign electricity dispatching agreement.

(2) The two sides appoint to keep communication by following manner.
The electricity supplier adopts: telephone
The electricity user adopts: telephone

VIII. The maintenance and management responsibility of electricity supplying facilities

(1) According to the negotiation and confirmation of both the electricity supplier and user, the responsibility boundary point of electricity facilities’ operation, maintenance and management is set in *****. The broadcast point belongs to electricity part. The electricity supplying facilities in side of boundary point electrical source belong to the electricity supplier and the supplier is responsible for their operation, maintenance and management. The electricity supplying facilities in side of boundary point electrical load belong to the electricity user and the user is responsible for their operation, maintenance and management.

(2) The electricity master switch and protective device of user should be set and sealed by the electricity supplier. The electricity user shouldn’t change them without authorization.

(3) The electricity supplying facilities separately controlled by the supplier or user shouldn’t be operated or changed without the other’s agreement, expect that there’s other agreement. If meeting emergency conditions (endangering the electricity network and electricity using safety, or maybe causing personal injury or equipment destroyed) and there must be operation of the facilities, they should inform the other part within 24 hours afterwards.

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(4) The electricity gauging device and power load administration device in the accepting device of user are managed by the supplier. The user is responsible for protecting and overseeing the normal running, if there’s abnormity, the user should inform the supplier in time.

(5) The legal liability upon electricity supplying facilities is allocated in the benchmark of the running, maintenance and management responsibility boundary point of electricity supplying facilities. The user and supplier of electricity should well complete their separate running, maintenance and management work of electricity facilities, and take on their corresponding responsibility according to law.

IX. Appointed events

(1) According to the stipulation of country, the electricity supplier should install power load management device in the user’s place. The user of electricity should accept.

(2) To guarantee the safety of electricity supplying and using, the supplier will examine the using conditions of user periodically or not, and the user should accept. When the examiners perform the task of checking electricity, they should show their “electricity-using checking certificate”, the user should accompany and accept examination.

(3) The electricity user should perform safety examination seasonally and preventive experiments of electric equipment on schedule, treating instantly when finding problems. When important device and personal injury occur, they should report to the electricity using checking department of the supplier. The electricity supplier should engage in the analysis of accident and help the user to make countermeasures.

(4) The electricians that work on the electricity accepting device of user must hold the “electrician entering network and working certificate” issued by electric power administration department and only those with certificate are allowed to work.

(5) When the electricity user alters or expands the equipment and protective control device, they should conduct the procedure in the supplier place, and can’t perform until the supplier audits and agrees.

(6) The user’s electric generating set provided by himself should report to the supplier for record, and for those demand for parallel in running, they can’t parallel in running until the supplier and the user sign the agreement.

(7)

(8)

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X. Responsibility of breach of contract

(1) Responsibility of breach of electricity supplier

1) The electric power running accidents of supplier which cause damage to the user should take on compensation responsibility according to the No.95 stipulation of “electricity supplying formulation”.

However, if there’s one of the following conditions, the supplier doesn’t take on compensation responsibility.

a.	The switch trip because power running accidents successfully coincide through auto coincidence device.

b.	Those with current source provided by themselves and non-electricity security measures

c.	Only one of the electricity sources cuts and other sources can still satisfy the security demand.
2) If the supplier doesn’t inform the user of power cut beforehand according to the stipulated procedure, and causes loss to the user, the supplier should take on compensation responsibility according to Item 1 of No.95 stipulation of “electricity supplying formulation”.

3) If the supplier’s responsibility causes the power quality to exceed the criteria, and makes loss to the user, the supplier should take on compensation responsibility according to No.96 and 97 stipulations of “electricity supplying formulation”.

(2) Default responsibility of electricity using

1) Electricity users have liabilities to pay compensations for the external power failure caused by the electricity users according to the regulation No. 95 of “Operating Rules of Power Supply”. But they do not have liabilities to pay compensations for the accident expanding part caused by power supplier.

2) Electricity users may cause the electric energy not conforming to standards. The damage to users caused by this will be responsible by themselves; these users should be the responsible for the compensation of the damage to power supplier and other electricity users.

3) Electricity users should be responsible for the default of overdue fines if they did not pay the entire electricity fees on time. The overdue fine starts from the day of overdue to the day of payment. The overdue fine should be calculated according to the following regulations:

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a. calculated in two per thousand of the total defaulting fees per day to the defaulting part of current year;

b. calculated in three per thousand of the total defaulting fees per day to the defaulting part of over years.

If the electricity users still do not pay the entire fees after urged by power supplier, power supplier can shut down part or whole power supply according to procedures stipulated by laws and can still charge the defaulting overdue fines.

(3) Other default responsibilities should be treated according to related clause of the “Operating Rules of Power Supply”.

XI. Ways of solving disputes

The dispute caused by performing this contract between power supplier and electricity user should be compromise settled according to the principles of this contract. If the compromising can not be reached, the two sides should submit it to the power management department together for administrative reconciliation. If the reconciliation still not works, both sides can apply for arbitration or lodge a complaint.

XII. Power supply time

Signed by this contract, power supplier can supply electricity to electricity user according to this contract after checked by power supplier of the newly built and reconstructed power receiving equipment of electricity user.

XIII The effectiveness of this contact and unmentioned matters

(1).
The unmentioned matters of this contract should be transacted according to regulations of related laws and rules of ”Power Supply and Use Clauses”, “Operating Rules of Power Supply”, and others. If national laws and policies are adjusted and amended, related clause of this contract should be amended and supplemented according to regulations.

(2).
The effective date of this contract is from July 26th, 2005 to July 26th, 2007. After the due date of this contract, if there is no dissidence from both the supplier and the user, this contract will continue to be effective after validated by both sides.

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(3).
In the effective date of this contract, if either side wants to amend, modify, or terminate the contract, this should be transacted according to clause No. 94 in the “Operating Rules of Power Supply”. This contract will remain effective before sign the written agreement for amend, modify, or terminate the contract.

(4).
This contract will be effective after signed by power supplier and electricity user, and after stamped with the special seal and cachet (or special equipment seal of contract) for power supply and use.

(5).
This contract original is in duplicate, one with power supplier and the other with electricity user. The copies are in            , power supplier and electricity user hold             . They are with the same effectiveness.

(6).	The appendix of this contract include:

d.	The original contract is nullified, (the contract signed on May, 5th ,2004)
e.	_______________________________________________
f.	_______________________________________________
g.	_______________________________________________

The above appendixes are undivided parts of this contract.

Power supplier: (stamp)	Electricity user: (stamp)
/s/ Electricity Industry Bureau of Luoshan County	/s/ Henan Jinding Chemical Industry Co., Ltd.

Contractor: (stamp)	Contractor: (stamp)

Signing date: July, 26th, 2005	Signing date: July, 26th, 2005

Attached drawing
Schematic drawing of electricity supply wiring and property right dividing
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